UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2005

NORTH AMERICAN TECHNOLOGIES

GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

14315 West Hardy Road, Houston, Texas 77060

(Address of principal executive offices)

(281) 847-0029

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 27, 2004, the Nasdaq Stock market notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Marketplace Rule 4310(c)(4) (the “Rule”). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), the Company was provided 180 calendar days, or until July 26, 2004, to regain compliance with the Rule. On July 27, 2004, given that the Company met the Nasdaq SmallCap Market (“SmallCap Market”) initial inclusion criteria set forth in Marketplace Rule 4310(c) (the “Initial Inclusion Criteria”), the Company was provided an additional 180 calendar day compliance period, or until January 21, 2005, to demonstrate compliance.

On January 24, 2005, the Nasdaq Stock Market notified the Company that it had not regained compliance with the Rule and that the Company’s common stock will be delisted from the SmallCap market at the opening of business on February 2, 2005.

Marketplace Rule 4310(c)(8)(D) provides that if on the 180th day of the second compliance period (January 24, 2005), the Company has not been deemed in compliance with the Rule but nonetheless satisfies Initial Inclusion Criteria, the Company would be provided with an additional compliance period up to its next stockholder meeting scheduled to occur no later than two years from the original notification of the bid price deficiency (January 27, 2004), if the Company commits to seek stockholder approval at that meeting for a reverse stock split to address the bid price deficiency. Under this rule, the Company would have until January 27, 2006, to have a meeting of its stockholders to approve a reverse stock split to address the bid price deficiency if the Company can show it satisfies the Initial Inclusion Criteria.

On January 27, 2005, the Company filed an appeal of this delisting notification with the Nasdaq Listing Qualifications Panel (the “Panel”). The Company has requested an oral hearing before the Panel. This hearing request will stay the delisting of the common stock pending the Panel’s decision. At the oral hearing, the Company plans to assert that: (a) it will soon meet the Initial Inclusion Criteria; (b) it would meet the Initial Inclusion Criteria now if it had not been required to comply with Nasdaq’s stockholder approval requirements; and (c) it should be allowed to take advantage of the additional compliance period described above and will commit to seek stockholder approval for a reverse stock split in order to address the bid price deficiency, if necessary.

In order to meet the Initial Inclusion Criteria, the Company must have at least three registered and active market makers for its stock and one of the following: (a) stockholders’ equity of $5 million, (b) market value of its listed securities in excess of $50 million or (c) net operating income of $750,000 in the most recently completed or two of the last three most recently completed fiscal years. The Company believes that there are at least three registered and active market makers for its stock. However, the Company does not, at the current date, meet any one of the other Initial Inclusion Criteria.

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On September 30, 2004, the Company had total stockholders’ equity of $4,738,584. The Company’s stockholders’ equity is currently negatively affected by the required accounting for the Company’s Series AA Preferred Stock, which is carried as a liability of $6,651,250. On November 8, 2004, the Company entered into an exchange agreement (the “Preferred Exchange Agreement”) with the holders (the “Exchanging Holders”) of 6,750 of the 7,000 shares of the Company’s Series AA Preferred Stock outstanding whereby each Exchanging Holder agreed, concurrently with the closing of the Company’s pending transaction with Sponsor Investments LLC (the “Sponsor Transaction”), to exchange each share of Series AA Preferred Stock held by him for one share of the Company’s new class of Series CC Preferred Stock.

The Company’s new Series CC Preferred Stock to be issued in exchange for such Series AA Preferred Stock more closely resembles the Company’s outstanding Series BB Preferred Stock, which is accounted for as stockholders’ equity instead of as a liability. The Company has been informed by its independent auditors that its new Series CC Preferred Stock will therefore also be accounted for as stockholders’ equity. Consequently, when 6,750 of the Company’s currently outstanding shares of Series AA Preferred Stock are exchanged for 6,750 shares of Series CC Preferred Stock, approximately $6,414,000 of the Company’s liabilities on its balance sheet will be converted into stockholders’ equity, giving the Company stockholders’ equity of approximately $11,150,000 as of September 30, 2004. Consequently, upon the closing of the preferred stock exchange contemplated by the Preferred Exchange Agreement, the Company will have stockholders’ equity in excess of $5 million and will meet the Initial Inclusion Criteria.

Closing of the Sponsor Transaction is a condition precedent to the closing of the Preferred Exchange Agreement. In order to remain in compliance with Nasdaq’s Marketplace Rules, the Company was required to obtain stockholder approval of the Sponsor Transaction. Stockholder approval was not otherwise required by the Company’s constituent documents or any rules of the Securities and Exchange Commission (“SEC”). On November 22, 2004, the holders of a majority of the Company’s stockholders approved the Sponsor Transaction by written consent. In order to comply with the SEC’s Rule 14C concerning stockholder votes, the Company was required to distribute to its stockholders an Information Statement describing the Sponsor Transaction at least 20 business days prior to closing the Sponsor Transaction. A preliminary copy of the Information Statement was first filed with the SEC on November 19, 2004. Following the receipt of the SEC’s comments on the Information Statement and the restatement of certain of its filings with the SEC, the Company promptly distributed to its stockholders a definitive Information Statement on January 20, 2005. The Company currently anticipates closing the Sponsor Transaction and the Preferred Exchange Agreement on February 18, 2005.

The Nasdaq Stock Market also notified the Company on January 24, 2005, that the Company has not paid its annual fee in the amount of $21,000 in accordance with the Marketplace Rule 4500 series. The Company mailed this fee to the Nasdaq Stock Market on January 21, 2005.

There can be no assurance that the Panel will accept any of the Company’s arguments at the hearing. If the Company’s common stock is delisted, the Company will seek to have the common stock included on the OTC Bulletin board.

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SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Exhibits.

Exhibit 99.1	Press Release issued by the Company on January 27, 2005, describing the notice received from the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Henry W. Sullivan
Henry W. Sullivan, CEO

Dated: January 27, 2005

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